UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350

Austin, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 328-2953

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.                                        Regulation FD Disclosure

As previously disclosed, Jones Energy, Inc. (together with its subsidiaries, the “Company”) and its advisors have been engaged in discussions with certain beneficial holders of the Company’s unsecured funded debt and other securities (the “Holders”) regarding a potential transaction addressing the Company’s debt and equity (a “Potential Transaction”). To facilitate such discussions, the Company and certain of the Holders entered into a confidentiality agreement (the “Holders NDA”) on December 3, 2018.

Additionally, in connection with a Potential Transaction, the Company has been in discussions with Metalmark Capital (“Metalmark”) regarding the Tax Receivable Agreement by and between JEH LLC, Metalmark and certain of the Company’s current and former owners, dated as of July 29, 2013 (the “Tax Receivable Agreement”). To facilitate such discussions, the Company and Metalmark entered into a confidentiality agreement (the “Metalmark NDA”) on January 14, 2019.

Pursuant to the Holders NDA, the Company agreed to publicly disclose, after a specified period of time if certain conditions were met, that the Company and certain of the Holders were engaged in negotiations related to a Potential Transaction and information regarding such negotiations. Pursuant to the Metalmark NDA, the Company agreed to publicly disclose, after a specified period of time if certain conditions were met, that the Company and Metalmark were engaged in negotiations related to the Tax Receivable Agreement and information regarding such negotiations. The information included in this Current Report on Form 8-K is being furnished to satisfy the Company’s public disclosure obligations under both the Holders NDA and the Metalmark NDA.

Attached hereto as Exhibit 99.1 are the material terms of a Potential Transaction agreed to be disclosed pursuant to the Holders NDA and the Metalmark NDA. The Company has not agreed to consummate a transaction at this time, including the Potential Transaction. No definitive agreement has been reached with the Holders, Metalmark or any other stakeholder. The Company may continue discussions with Metalmark, the Holders, and/or beneficial holders of its first lien secured notes regarding a Potential Transaction.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is not an offer to sell or exchange, or solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

99.1	Discussion Materials.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: February 1, 2019	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

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